Exhibit 8.1

June 17, 2021

Via E-Mail and U.S. Mail

Generation Income Properties, Inc. 401 East Jackson Street, Suite 3300 Tampa, Florida 33602

Re:	Opinion of Foley & Lardner LLP as to Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Generation Income Properties, Inc., a Maryland corporation (the “Company”), with respect to certain United States federal income tax matters in connection with the filing of its registration statement on Form S-11 (the “Registration Statement) with the Securities and Exchange Commission (the “Commission”) on the date hereof relating to the issuance of units, each unit consisting of one share of common stock, $0.01 par value per share and one warrant to purchase one share of common stock (the “Units”). In connection with the Registration Statement, we have been asked to provide an opinion regarding (i) the classification of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”)1; and (ii) the accuracy and fairness of the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations”. Capitalized terms not defined herein shall have the meanings ascribed to them in the Registration Statement.

In rendering our opinions, we have made such factual and legal examinations, including an examination of such statutes, regulations, records, certificates and other documents as we have considered necessary or appropriate, including, but not limited to, the following: (1) the Registration Statement (including exhibits thereto); (2) the Articles of Incorporation of the Company, as amended through the date hereof; and (3) the Agreement of Limited Partnership of Generation Income Properties, L.P., a Delaware limited partnership (the “Operating Partnership”), dated March 23, 2018, and any amendments thereto through the date hereof. The opinions set forth in this letter also are based on certain written factual representations and covenants made by an officer of the Company, in the Company’s own capacity and in its capacity as the general partner of the Operating Partnership, in a letter to us of even date herewith (the “Officer’s Certificate”) (collectively, the Officer’s Certificate, and the documents described in the immediately preceding sentence are referred to herein as the “Transaction Documents”).

In our review, we have assumed, with the consent of the Company and the Operating Partnership, that (i) all of the factual representations, covenants and statements set forth in the Transaction Documents are true, complete and correct, (ii) all of the obligations imposed by any such documents on the parties thereto have been and will be performed or satisfied in accordance with their terms; (iii) the Company and the Operating Partnership each will be operated in the manner described in the relevant Transaction Documents; and (iv) the Company and the Operating

[1]	Unless otherwise stated, all section references herein are to the Code.

BOSTON BRUSSELS CHICAGO DETROIT	JACKSONVILLE LOS ANGELES MADISON MIAMI	MILWAUKEE NEW YORK ORLANDO SACRAMENTO	SAN DIEGO SAN FRANCISCO SHANGHAI SILICON VALLEY	TALLAHASSEE TAMPA TOKYO WASHINGTON, D.C.

Generation Income Properties, Inc.

June 17, 2021

Partnership have valid legal existences under the laws of the states in which they were formed and have operated in accordance with the laws of such states. We have, consequently, assumed and relied on your representations that the information presented in the Transaction Documents (including, without limitation, the Officer’s Certificate and the exhibits thereto) accurately and completely describe all material facts relevant to our opinion and that any representation of fact made “to the knowledge of” or similarly qualified is correct without such qualification. To the extent the representations and covenants speak to the intended ownership or operations of the Company or the Operating Partnership, we have assumed that the Company or Operating Partnership, as the case may be, will in fact be owned and operated in accordance with such stated intent. We have not undertaken any independent inquiry into, or verification of, these facts for the purpose of rendering this opinion. While we have reviewed all representations made to us to determine their reasonableness, we have no assurance that they are or will ultimately prove to be accurate. No facts have come to our attention, however, that would cause us to question the accuracy or completeness of such facts or representations in a material way. Our opinion is conditioned on the continuing accuracy and completeness of such representations, covenants and statements. Any material change or inaccuracy in the facts referred to, set forth, or assumed herein or in the Transaction Documents may affect our conclusions set forth herein.

We also have assumed the legal capacity of all natural persons, the genuineness of all signatures, the proper execution of all documents, the legal capacity of signatories, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made. For documents that have been provided to us in draft form, we have assumed that the final executed versions of such documents will not differ materially from such drafts.

Based upon, and subject to, the foregoing assumptions and qualifications and the discussion below, we are of the opinion that:

1.    Commencing with the Company’s taxable year ending on December 31, 2021, the Company will have been organized and operated in conformity with requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT for its taxable year ending on December 31, 2021 and thereafter, assuming the Company’s election to be treated as a REIT and certain other procedural steps referred to in the Registration Statement and Officer’s Certificate are completed by the Company in a timely fashion, and such REIT election is not either revoked or intentionally terminated under the Code; and

2.    The discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations,” to the extent it constitutes matters of law, summaries of legal matters or legal conclusions, is correct in all material respects and fairly summarizes the U.S. federal income tax considerations that are likely to be material to a holder of the Company’s Units, subject to the qualifications set forth therein.

Generation Income Properties, Inc.

June 17, 2021

We express no opinion on any issue relating to the Company, the Operating Partnership or the discussion in the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations” other than as expressly stated above.

We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein. We express no opinion as to matters governed by any laws other than the Code, the Treasury Regulations, published administrative announcements and rulings of the Internal Revenue Service (“IRS”), and court decisions.

The Company’s qualification and taxation as a REIT will depend upon the Company’s ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code as described in the Registration Statement with regard to, among other things, the sources of its gross income, the composition of its assets, the level of its distributions to stockholders, and the diversity of its stock ownership. Foley & Lardner LLP will not review the Company’s compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the operations of the Company and the Operating Partnership, the sources of their income, the nature of their assets, the level of the Company’s distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for the Company’s qualification and taxation as a REIT. To the extent that the facts differ from those represented to or assumed by us herein, our opinion should not be relied upon.

The foregoing opinions are based on relevant provisions of the Code, Treasury Regulations issued thereunder (including Proposed and Temporary Regulations), and interpretations of the foregoing as expressed in court decisions, administrative determinations, and the legislative history as of the date hereof. These provisions and interpretations are subject to differing interpretations or change at any time, which may or may not be retroactive in effect, and which might result in modifications of our opinions. In this regard, an opinion of counsel with respect to an issue represents counsel’s best judgment as to the outcome on the merits with respect to such issue, is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to an issue, or that a court will not sustain such a position if asserted by the IRS. The IRS has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT or that may change the other legal conclusions stated herein. As described in the Registration Statement, the Company’s qualification and taxation as a REIT depend upon the Company’s ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset

Generation Income Properties, Inc.

June 17, 2021

composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Foley & Lardner LLP. Accordingly, no assurance can be given that the actual results of the Company’s operation for any particular taxable year will satisfy such requirements.

The foregoing opinions are limited to the United States federal income tax matters addressed herein, and no other opinions are rendered with respect to other United States federal tax matters or to any issues arising under the tax laws of any other country, or any state or locality. This opinion letter is rendered to you for your use in connection with the Registration Statement and may be relied upon solely by you and the purchasers of the units pursuant to the Registration Statement, and it speaks only as of the date hereof. Except as provided in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, filed with any governmental agency, or relied upon by any other person for any other purpose (other than as required by law) without our express written consent.

Generation Income Properties, Inc.

June 17, 2021

We consent to the use of our name under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters” in the Registration Statement and to the use of these opinions for filing as Exhibit 8.1 to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ FOLEY & LARDNER LLP